Exhibit 99.3

UNAUDITED PROFORMA COMBINED FINANCIAL INFORMATION

On November 29, 2010, two wholly-owned subsidiaries of the AdCare Health Systems, Inc. (the “Company”) entered into separate purchase agreements with the previous owner of Southland Care Center and Autumn Breeze Healthcare Center, two Georgia corporations, to acquire the assets of a 126 bed skilled nursing facility located in Dublin, Georgia known as Southland Care Center (“SCC”), and a 109 bed skilled nursing facility located in Marietta, Georgia known as Autumn Breeze Care Center (“ABHC”).

On November 29, 2010, a wholly-owned subsidiary of the Company entered into a purchase agreement with the previous owner of College Park Healthcare Center, a Georgia corporation, to acquire the assets of the 100 bed skilled nursing facility located in College Park, Georgia known as College Park Healthcare (“CPHC”).

These facilities are being acquired as part of the Company’s strategy to grow its presence outside of Ohio within the skilled nursing industry.

Effective May 1, and June 1, 2011, the effective acquisition dates of the before mentioned facilities, through the operations transfer agreements, the Company obtained control of the SCC, ABHC, and CPHC facilities for a total purchase price of approximately $18,000,000.  The Company acquired selected assets, primarily the facility and related bed licenses, and did not assume any liabilities. The Company has incurred direct costs of approximately $290,000 for various acquisition related items.

Consideration paid by the Company in the acquisition of SCC, ABHC, and CPHC was $18,000,000 in cash which was partially financed by approximately $12,500,000 of bank debt net of financing costs and other collateral accounts required (the “Senior Loans”). The following table summarizes the consideration transferred and the preliminary amounts of the assets acquired and recognized at fair value on the acquisition date:

Consideration Transferred:
Net proceeds from senior loan	$12,500,000
Cash	5,500,000
Total consideration transferred	$18,000,000
Assets Acquired:
Land	$675,000
Building	11,323,500
Equipment and Furnishings	226,500
Intangibles — Bed Licenses	9,375,000
Total identifiable net assets	21,600,000
Less: gain on bargain purchase	(3,600,000)

Total consideration	$18,000,000

To complete the acquisitions of Southland Care Center and Autumn Breeze Healthcare Center, on May 1, 2011, the Company issued two secured promissory notes totaling $10,300,000 with Regions Bank.  The loans mature on April 30, 2012 and accrue interest at a variable rate equal to LIBOR plus 3.75% per annum and may be repaid without penalty. The notes are secured by the facilities and guaranteed by AdCare Health Systems, Inc. The Company plans to replace these short term loans with permanent long term financing prior to each loan’s maturity date.

To complete the acquisition of College Park Healthcare, on May 1, 2011, the Company entered into a business loan agreement with the Bank of Las Vegas for $2,840,000 (the “Loan 1”). The Loan 1 matures on May 1, 2031, accrues interest at a rate of 6.25% per annum and may be repaid without penalty. Loan 1 is secured by the CPHC facility and guaranteed by AdCare Health Systems, Inc., and by Christopher Brogdon, a director, officer and significant shareholder of the Company, and his spouse. Additionally, the Company entered a short term loan agreement with Apax Capital, LLC for $2,034,000 (the “Loan 2”). Loan 2 is secured by the CPHC facility as well as the facility known as Autumn Breeze Healthcare Center. Additionally, the Company has assigned certificates of deposit as additional collateral in the initial amount of $500,000. The Company will be required to pledge additional certificates of deposit over the next eight months in the event the loan is not refinanced. Loan 2 is also guaranteed by Christopher Brogdon and his spouse. The Company plans to replace this short term financing with permanent long term financing prior to Loan 2’s maturity date.

The following unaudited pro forma combined financial statements present the pro forma effect of the acquisitions of Southland Care Center, Autumn Breeze Healthcare Center, and College Park Healthcare by the Company on the Company’s historical financial position and results of operations. The fiscal year of the Company and the entities purchased is December 31.

The unaudited pro forma combined statements of operations for the year ended December 31, 2010 and for the three months ended March 31, 2011 have been prepared as if the acquisition had occurred on January 1, 2010.  The unaudited pro forma combined balance sheet as of March 31, 2011 has been prepared as if the acquisition had occurred on that date.

The unaudited pro forma combined financial information is provided for informational purposes only.  The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated.  In addition, the unaudited pro forma combined financial information does not purport to project future financial position or operating results of the Company.  No effect has been given in the unaudited pro forma combined statement of operations for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations.  The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of Southland Care Center, Autumn Breeze Healthcare Center, and College Park Healthcare, which are included as Exhibits 99.3, and 99.2, respectively, in this Form 8-K/A.

The following unaudited pro forma combined financial information was prepared using the purchase method of accounting as required by ASC Topic 805, “Business Combinations”. The purchase price has been allocated to the assets acquired based upon management’s preliminary estimate of their fair values as of the date of acquisition.  Any differences between fair value of the consideration issued and the fair value of the assets acquired will be recorded as a gain on the acquisition.  The purchase price and fair value estimates for the purchase price allocation may be refined as additional information becomes available.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2011

	AdCare Health Systems, Inc. and Subsidiaries (A)	Facilities Acquired from Five Star Quality Care- GA LLC (B)	To eliminate assets not acquired and liabilities not assumed (C)	Five Star Acquisition Proforma Adjustments (D)		Proforma Combined
ASSETS
Current Assets:
Cash	$9,703,956	$500	$(500)	$(3,814,506)		$5,889,450
Restricted cash	408,172	—	—	487,400		895,572
Accounts receivable:						—
Long-term care resident receivables, net	13,394,390	1,213,214	(1,213,214)	—		13,394,390
Management, consulting and development receivables, net	228,191	—	—	—		228,191
Advances and receivables from affiliates, current	—	57,269	(57,269)	—		—
Other receivables	—	—	—	—		—
Prepaid expenses and other	1,718,264	19,814	(19,814)	—		1,718,264
Total current assets	25,452,973	1,290,797	(1,290,797)	(3,327,106)		22,125,867

Restricted cash and investments	3,166,029	—	—	—		3,166,029
Property and equipment, net	43,843,404	381,795	(381,795)	12,225,000		56,068,404
Intangibles, net	16,994,030	—	—	9,375,000		26,369,030
Goodwill	2,679,482	—	—	—		2,679,482
Escrow deposits on acquisitions	1,150,000	—	—	—		1,150,000
Lease deposits	1,670,282	—	—	—		1,670,282
Other Assets	3,279,207	—	—	—		3,279,207
Total Assets	$98,235,407	$1,672,592	$(1,672,592)	$18,272,894		$116,508,301

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$7,833,596	$—	$—	$—		$7,833,596
Accounts payable	4,905,709	55,836	(55,836)	—		4,905,709
Accrued expenses	10,967,743	654,284	(654,284)	18,000		10,985,743
Total current liabilities	23,707,048	710,120	(710,120)	18,000		23,725,048

Notes payable and other debt, net of current portion	54,217,648	—	—	15,174,000		69,391,648
Derivitive Liability	4,255,616	—	—	—		4,255,616
Other Liabilities	1,347,700	—	—	—		1,347,700
Deferred tax liability	351,512	—	—	—		351,512
Total liabilities	83,879,524	710,120	(710,120)	15,192,000		99,071,524

Stockholders’ equity:
Preferred stock, no par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—	—		—
Common stock and additional paid-in capital, no par value; 29,000,000 shares authorized; 8,349,197 shares issued and outstanding	27,299,293	—	—	—		27,299,293
Accumulated (deficit) earnings	(13,314,166)	962,472	(962,472)	3,080,894	(E)	(10,233,272)
Total stockholders’ equity	13,985,127	962,472	(962,472)	3,080,894		17,066,021
Noncontrolling interest in subsidiaries	370,756			—		370,756
Total equity	14,355,883	962,472	(962,472)	3,080,894		17,436,777
Total liabilities and stockholders’ equity	$98,235,407	$1,672,592	$(1,672,592)	$18,272,894		$116,508,301

See notes to unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2011

	AdCare Health Systems, Inc. and Subsidiaries (A)	Facilities Acquired from Five Star Quality Care-GA LLC (B)	Proforma Adjustments		Proforma Combined

Revenues:
Patient care revenues	$31,012,524	$3,790,196	$—		$34,802,720
Management, consulting and development fee revenue	497,341	55	—		497,396
Total revenue	31,509,865	3,790,251	—		35,300,116

Expenses:
Payroll and related payroll costs	18,115,812	3,707,542	—		21,823,354
Other operating expenses	12,385,569	397,027	—		12,782,596
Depreciation and amortization	651,193	18,139	82,097	(C)	751,429
Total expenses	31,152,574	4,122,708	82,097		35,357,379

Income (loss) income from operations	357,291	(332,457)	(82,097)		(57,263)
Other Income (Expense):
Interest income	19,159	—	—		19,159
Interest expense, others	(1,459,349)	—	(158,051	)(D)	(1,617,400)
Gain on acquisitions	979,339	—	—		979,339
Derivative loss	(1,349,866)	—	—		(1,349,866)
Other income	608,165	—	—		608,165
	(1,202,552)	—	(158,051)		(1,360,603)

Loss Before Income Taxes	(845,261)	(332,457)	(240,148)		(1,417,866)
Income Tax Expense	(96,372)	—	—		(96,372)
Net Loss	(941,633)	(332,457)	(240,148)		(1,514,238)
Net loss attributable to the noncontrolling ineterest	176,337	—	—		176,337
Net loss attributable to AdCare Health Systems	$(765,296)	$(332,457)	$(240,148)		$(1,337,901)

Net Loss Per Share, Basic:	$(0.09)				$(0.16)
Net Loss Per Share, Diluted:	$(0.09)				$(0.16)

Weighted Average Common Shares Outstanding,
Basic	8,349,197				8,349,197
Diluted	8,349,197				8,349,197

See notes to unaudited pro forma combined financial statements

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2010

	AdCare Health Systems, Inc. and Subsidiaries (E)	Facilities Acquired from Five Star Quality Care-GA LLC (F)	Proforma Adjustments		Proforma Combined

Revenues:
Patient care revenues	$51,143,381	$16,024,580	$—		$67,167,961
Management, consulting and development fee revenue	2,093,334	247	—		2,093,581
Total revenue	53,236,715	16,024,827	—		69,261,542

Expenses:
Payroll and related payroll costs	32,390,302	14,709,458	—		47,099,760
Other operating expenses	21,221,235	1,353,393	—		22,574,628
Depreciation and amortization	1,277,939	64,095	328,388	(G)	1,670,422
Total expenses	54,889,476	16,126,946	328,388		71,344,810

Loss from Operations	(1,652,761)	(102,119)	(328,388)		(2,083,268)
Other Income (Expense):
Interest income	17,739	—	—		17,739
Interest expense	(2,372,299)	—	(667,289	)(H)	(3,039,588)
Gain on acquisitions	2,446,483	—	3,657,483	(J)	6,103,966
Derivative loss	(343,144)	—	—		(343,144)
Loss on debt extinguishment	(228,203)	—	—		(228,203)
Other expenses	(25,027)	—	(576,589	)(I)	(601,616)
	(504,451)	—	2,413,605		1,909,154

Loss Before Income Taxes	(2,157,212)	(102,119)	2,085,218		(174,113)
Income Tax Expense	(42,567)	—	—		(42,567)
Net Loss	(2,199,779)	(102,119)	2,085,218		(216,680)
Net Income Attributable to Noncontrolling Ineterest	(543,842)	—	—		(543,842)
Net Loss Attributable to AdCare Health Systems	$(2,743,621)	$(102,119)	$2,085,218		$(760,522)

Net Loss Per Share, Basic:	$(0.40)				$(0.11)
Net Loss Per Share, Diluted:	$(0.40)				$(0.11)

Weighted Average Common Shares Outstanding,
Basic	6,879,651				6,879,651
Diluted	6,879,651				6,879,651

See notes to unaudited pro forma combined financial statements

AdCare Health Systems, Inc.

1.              Notes to Unaudited Pro forma Combined Balance Sheet as of March 31, 2011

(A)       As reported in our Quarterly Report on Form 10-Q as of March 31, 2011.

(B)       Represents the unaudited balance sheet from the carve-out financial statements of the previous owner of the three acquired businesses as of March 31, 2011.

(C)       Eliminates assets not acquired and liabilities not assumed in the acquisition.

(D)       Reflects the purchase price of the assets acquired and liabilities incurred by us in connection with the three acquired businesses subsequent to March 31, 2011. The purchase price allocation is preliminary and is subject to change.

(E)       Amount represents the one-time gain on acquisition net of acquisition costs incurred at the time of acquisition not included in historical results.

2.              Notes to Unaudited Pro forma Combined Statement of Operations for the Three Months Ended March 31, 2011.

(A)        Reflects the historical consolidated statement of operations for the three months ended March 31, 2011 as reported in our Quarterly Report on Form 10-Q.

(B)        Represents the unaudited historical statement of operations from the carve-out financial statements of the previous owner of the three businesses purchased.

(C)        Increases depreciation and amortization expense as a result of the increase in the fair market value of the assets acquired. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40 years for buildings and intangibles 5 years for furniture and equipment.

(D)        Increases interest expense to reflect additional interest paid on higher loan balances than those of the previous owner.

3.              Notes to Unaudited Pro forma Combined Statement of Operations for the Year Ended December 31, 2010.

(E)         Reflects the historical consolidated statement of operations for the year ended December 31, 2010 as reported in our Annual Report on Form 10-K.

(F)          Represents the audited historical statement of operations from the carve-out financial statements of the previous owner of the three businesses purchased.

(G)        Increases depreciation and amortization expense as a result of the increase in the fair market value of the assets acquired. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40 years for buildings as and intangibles and 5 years for furniture and equipment.

(H)       Increases interest expense to reflect additional interest paid on higher loan balances than those of the previous owner.

(I)            Represents acquisition related expenses incurred at the time of closing.

(J)            Represents the gain recognized in connection with the acquisitions of Southland Care Center, Autumn Breeze Healthcare Center, and College Park Healthcare of $300,049, $2,287,049, and $1,070,385 respectively.